EXHIBIT 99.1

                                     FOR IMMEDIATE RELEASE

Timberline Resources Appoints Chief Financial Officer

Coeur d’Alene, Idaho – September 14, 2016 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) today announced the appointment of Randal Hardy as Timberline’s Chief Financial Officer (“CFO”) and Corporate Secretary effective September 8, 2016.

Mr. Hardy has over 25 years of precious metals mining, exploration and manufacturing experience in both the public and private sectors.  From August 2007 to January 2016, he served as Timberline’s Chief Financial Officer where he managed finance, accounting, and administrative functions of the Company, including equity and debt financings, two major acquisitions, dual listings on national exchanges in the United States and Canada, along with marketing and other public disclosures.  Prior to joining Timberline, Mr. Hardy served in executive roles at a start-up gold exploration company, a private custom minting firm, and a historic silver mining company.  Since January 2016, he has continued to perform Timberline’s CFO responsibilities as a consultant. Mr. Hardy earned a Bachelor in Business Administration degree in finance from Boise State University and has attained certifications as a Certified Management Accountant and a Certified Cash Manager.

Timberline’s President and Chief Executive Officer, Steven Osterberg, said, “We are pleased with Randy’s re-appointment as our Chief Financial Officer.  His successful history and extensive company knowledge at Timberline, together with his professional competencies and management skills, will provide continuity within the company as we continue to develop our district-scale gold projects in Nevada.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding continuing to develop district-scale projects in Nevada, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2015.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg
President and CEO
Tel:   208-664-4859
E-mail:  info@timberline-resources.com
Website:  www.timberline-resources.com

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